Exhibit 99.1

Famous Dave’s Reports Improved Results For Second Quarter Fiscal 2013

Revenue increased 5% to $43.4 million

Same Store Sales increased 3.8%

Earnings Per Share increased 8.0% to $0.27

Second Quarter Restaurant Level Margin increased 360 basis points

MINNEAPOLIS, July 24, 2013 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the second quarter and six months ending June 30, 2013.

Highlights for the second quarter of 2013 as compared to the second quarter of 2012 include:

•	Revenue increased to $43.4 million from $41.3 million

•	Comparable sales for Company-owned restaurants open 24 months or more increased 3.8%, compared to a decrease of 0.6% for the second quarter of 2012

•	Franchise royalty revenue of $4.6 million was essentially flat to the prior year, reflecting a comparable sales decrease of 1.9%

•	Net income increased to $2.1 million, up from $1.9 million

•

Net income for the second quarter of fiscal 2013 includes a bonus accrual of approximately $540,000, or $0.05 per diluted share and severance costs as a result of a recent reduction in force of approximately $271,000, or $0.02 per diluted share

•	Net income for fiscal 2012’s second quarter included the favorable impact of approximately $431,000 due to the bonus recapture, or approximately $0.04 per diluted share

•	Diluted net income per share increased 8.0% to $0.27, compared to $0.25 in 2012

Highlights for the six months ended June 30, 2013 as compared to the six months ended July 1, 2012 include:

•	Revenue increased to $80.0 million from $78.8 million

•	Comparable sales for Company-owned restaurants open 24 months or more increased 1.1% compared to a decrease of 1.0% in 2012

•	Franchise royalty revenue was $8.7 million, compared to $9.0 million, reflecting a franchise comparable sales decrease of 3.9% for the year-to-date period

•	Cash flows provided by operations were $9.4 million for the first six months of fiscal 2013, compared to $4.5 million for the first six months of fiscal 2012

•	Net income decreased to $2.2 million from $2.8 million

•

Net income for the first half of fiscal 2013 includes a bonus accrual of approximately $1.0 million, or $0.09 per diluted share and severance costs as a result of a recent reduction in force of approximately $271,000, or $0.02 per diluted share

•	Net income for the first half of fiscal 2012 did not include a bonus accrual

•	Diluted net income per share was $0.28 compared to $0.36, for 2012

•	Diluted adjusted net income per share was $0.28 which represents a decrease from $0.38 for the first six months of 2012

•	Adjusted EBITDA was $6.7 million, compared to $7.9 million for the first six months of 2012

•	The Company paid down $7.3 million of debt since the end of fiscal 2012

John Gilbert, CEO of Famous Dave’s, commented, “I am pleased with our performance in spite of the economic environment that continues to challenge the restaurant industry. Our improved quarterly financials are the result of a more focused organization executing on our previously announced program to optimize the customer experience at each point of interaction: dine-in, To Go, catering and retail. As a result of these efforts I firmly believe we are a stronger company today than we were one year ago with company-owned same store sales growth, improved store level profitability and reduced G&A expenses more appropriate for the size of our business.”

Mr. Gilbert continued, “For example, with regard to G&A expenses this quarter, we recorded $271,000 of severance costs associated with a comprehensive 18-month profit improvement program. We will realize the benefits from the reduction in force over the balance of this year and far into the future. Furthermore, this will bring our G&A expenses in alignment with restaurant companies within our peer set and is consistent with our redesigned incentive compensation program, which is now closely tied to the Company’s EBITDA.”

Marketing and Development

Several initiatives have led to sequential sales growth at company-owned restaurants and improvements at franchise restaurants. These include:

•	Significant changes to the menu that included the launch of new products, a simpler, easier to use menu design, and better product pricing informed by our onging margin optimization program with RMS.

•	A more effective, data-driven promotional strategy, resulting in improved sales and fewer overall discounts.

•	Improved brand awareness with a new advertising campaign emphasising Famous Dave’s best attributes – unmatched BBQ authenticity and expertise.

Famous Dave’s opened a restaurant in Puerto Rico during the second quarter, and closed a franchise location in New York, New York. Famous Dave’s ended the quarter with 187 restaurants, including 53 company-owned restaurants and 134 franchise-operated restaurants, located in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province. Subsequent to the quarter, the Company opened 3 franchise-operated restaurants, in Holt, Michigan, Omaha, Nebraska, and Hayward, California and closed a restaurant for relocation purposes, in Overland Park, Kansas.

In addition to 2 company-owned restaurants expected to open in the third and fourth quarter, we expect to see a total of 9 franchise units opened in 2013, with one expected opening shifting from late 2013 to early 2014.

Outlook

Gilbert concluded by saying, “We are now beginning to realize the benefits of our improved business model and I am confident that our cost reduction measures and strategic initiatives introduced throughout this year will continue to drive value improvement for our investors over the long-term. To ensure these positive results will endure, we will continue to implement new initiatives aimed at creating a distinct advantage for us within the marketplace.

•	We will continue to optimize the customer experience within our multiple lines of business (dine-in, To Go, catering and retail) with innovative, profitable solutions.

•	We will continue to improve our marketing with advertising campaigns that build and strengthen our brand throughout our system-wide restaurants.

•	We will test new menus, new products, and new designs in an effort to accelerate our same store sales momentum.

•	We will continue to examine ways to reduce unnecessary expenses in all facets of our business.”

Conference Call

The company will host a conference call tomorrow, July 25, 2013, at 10:00 a.m. Central Time to discuss its second quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 53 locations and franchises 136 additional units in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique made-from-scratch desserts.

Contact:	Diana G. Purcel – Chief Financial Officer
952-294-1300

Use of Non-GAAP Financial Measures

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net income per share and adjusted EBITDA which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net income per share consists of net income plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment divided by the weighted average number of shares of common stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

EBITDA consists of income from operations plus depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment. Famous Dave’s uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without the impact of items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net income to adjusted net income per share and Adjusted EBITDA.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

JUNE 30, 2013 AND JULY 1, 2012

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Revenue:
Restaurant sales, net	$38,332	$36,346	$70,612	$69,042
Franchise royalty revenue	4,565	4,625	8,657	9,003
Franchise fee revenue	75	75	119	245
Licensing and other revenue	391	273	575	522

Total revenue	43,363	41,319	79,963	78,812

Costs and expenses:
Food and beverage costs	11,548	11,251	21,506	21,412
Labor and benefits costs	11,687	11,332	22,444	22,203
Operating expenses	9,147	8,994	18,129	17,920
Depreciation and amortization	1,536	1,474	3,077	2,928
General and administrative expenses	6,130	4,613	11,149	9,085
Asset impairment and estimated lease termination and other closing costs	2	183	(10)	275
Pre-opening expenses	70	280	76	298
Net loss on disposal of property	6	8	7	14

Total costs and expenses	40,126	38,135	76,378	74,135

Income from operations	3,237	3,184	3,585	4,677

Other expense:
Interest expense	(253)	(247)	(538)	(511)
Interest income	1	1	5	3
Other (expense) income, net	(9)	12	9	20

Total other expense	(261)	(234)	(524)	(488)

Income before income taxes	2,976	2,950	3,061	4,189
Income tax expense	(880)	(1,002)	(903)	(1,424)

Net income	$2,096	$1,948	$2,158	$2,765

Basic net income per common share	$0.28	$0.26	$0.29	$0.36

Diluted net income per common share	$0.27	$0.25	$0.28	$0.36

Weighted average common shares outstanding—basic	7,451	7,518	7,404	7,577

Weighted average common shares outstanding—diluted	7,736	7,686	7,690	7,750

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Food and beverage costs (1)	30.1%	31.0%	30.5%	31.0%
Labor and benefits costs (1)	30.5%	31.2%	31.8%	32.2%
Operating expenses (1)(3)	23.9%	24.7%	25.7%	26.0%
Depreciation & amortization (restaurant level) (1)	3.6%	3.6%	3.9%	3.8%
Asset impairment and estimated lease termination and other closing costs (1)	—	0.5%	—	0.4%
Pre-opening expenses and net loss on disposal of equipment (1)	0.2%	0.8%	0.1%	0.5%
Costs and expenses (restaurant level) (1)	88.2%	91.8%	91.9%	93.8%
Restaurant level margin (1)(4)	11.8%	8.2%	8.1%	6.2%
Depreciation & amortization (corporate level) (2)	0.4%	0.4%	0.4%	0.4%
General and administrative expenses (2)(3)	14.1%	11.2%	13.9%	11.5%
Total costs and expenses (2)	92.5%	92.3%	95.5%	94.1%
Income from operations (2)	7.5%	7.7%	4.5%	5.9%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)

Please note that during the quarter, in order to be more comparable to other public restaurant companies, the Company made the decision to reflect multi-unit supervision expenses within general and administrative expenses as opposed to operating expenses, where it previously had been reflected. The prior year’s results have been reclassified to be comparable with the current fiscal year’s presentation. For the second quarter of fiscal 2013 and fiscal 2012 this adjustment was approximately $514,000 and $931,000 of net restaurant sales, respectively. For the first six months of fiscal 2012, this adjustment was approximately $931,000.

(4)

Restaurant level margin is equal to taking restaurant sales, net less restaurant level costs and expenses. Restaurant level costs and expenses include food and beverage costs, labor and benefit costs, operating expenses, restaurant level depreciation and amortization, asset impairment and estimated lease termination and other closing costs, pre-opening expenses and net loss on disposal of equipment.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 30,
	2013	2012
ASSETS
Cash and cash equivalents	$2,852	$2,074
Other current assets	10,827	10,272
Property, equipment and leasehold improvements, net	58,842	60,429
Other assets	3,526	3,478

Total assets	$76,047	$76,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$15,812	$12,117
Line of credit	6,800	13,600
Other long-term obligations	16,872	16,769
Shareholders’ equity	36,563	33,767

Total liabilities and shareholders’ equity	$76,047	$76,253

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,	July 1,
	2013	2012
Cash flows provided by operating activities	$9,434	$4,512
Cash flows used for investing activities	(1,719)	(1,887)
Cash flows used for financing activities	(6,939)	(1,563)

Net increase in cash and cash equivalents	$776	$1,062

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Restaurant sales (in thousands):
Company-Owned	$38,332	$36,346	$70,612	$69,042
Franchise-Operated	$96,844	$96,941	$184,304	$187,369
Total number of restaurants:
Company-Owned	53	53	53	53
Franchise-Operated	134	134	134	134

Total	187	187	187	187
Total weighted average weekly net sales (AWS):
Company-Owned	$55,611	$53,331	$51,231	$50,070
Franchise-Operated	$56,272	$56,394	$53,764	$54,883
AWS 2005 and Post 2005:(1)
Company-Owned	$56,043	$55,929	$51,764	$52,759
Franchise-Operated	$58,997	$59,476	$56,432	$57,935
AWS Pre-2005:(1)
Company-Owned	$55,254	$51,413	$50,790	$48,144
Franchise-Operated	$50,328	$49,913	$47,916	$48,555
Operating weeks:
Company-Owned	689	678	1,378	1,375
Franchise-Operated	1,721	1,719	3,428	3,414
Weighted comparable net sales by category (24 month):
Dine-in	1.5%	(1.5)%	(0.9)%	(1.5)%
To Go	4.0%	0.4%	2.7%	0.1%
Catering	(1.7)%	0.5%	(0.7)%	0.4%

Total company-owned comparable sales %	3.8%	(0.6)%	1.1%	(1.0)%
Franchise-Operated %	(1.9)%	(1.8)%	(3.9)%	(1.0)%
Total number of comparable restaurants:
Company-Owned	49	49	49	49
Franchise-Operated	117	113	114	112

(1)	Provides further delineation of AWS for restaurants opened during the pre-fiscal 2005, and restaurants opened during the post-fiscal 2005, timeframes.

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended
	June 30,	July 1,
	2013	2012
Net income	$2,158	$2,765
Asset impairment and estimated lease termination and other closing costs	(10)	275
Net loss on disposal of equipment	7	14
Tax adjustment for the non-cash adjustments	1	(98)

Adjusted net income	$2,156	$2,956

Non-GAAP income per share:
Basic net income per common share	$0.29	$0.39

Diluted net income per common share	$0.28	$0.38

Shares used to compute non-GAAP income per share:
Weighted average common share outstanding—basic	7,404	7,577

Weighted average common share outstanding—diluted	7,690	7,750

Income from Operations	$3,585	$4,677
Depreciation and amortization	3,077	2,928

EBITDA	6,662	7,605
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	(10)	275
Net loss on disposal of equipment	7	14

Adjusted EBITDA	$6,659	$7,894

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.